DST SYSTEMS, INC. ANNOUNCES
SECOND QUARTER 2017 FINANCIAL RESULTS

KANSAS CITY, MO - July 27, 2017 – DST Systems, Inc. (NYSE: DST) reported consolidated net income attributable to DST of $75.4 million ($1.21 per diluted share) for the second quarter 2017 compared to $53.0 million ($0.79 per diluted share) for the second quarter 2016. Net income attributable to DST for the six months ended June 30, 2017 was $321.8 million ($5.09 per diluted share) compared to $111.1 million ($1.64 per diluted share) for the six months ended June 30, 2016.

Income from continuing operations attributable to DST Systems, Inc. (“DST Earnings”), which excludes discontinued operations, was $73.5 million ($1.18 per diluted share) for the second quarter 2017 compared to $34.3 million ($0.51 per diluted share) for the second quarter 2016. DST Earnings for the six months ended June 30, 2017 was $317.0 million ($5.01 per diluted share) compared to $73.9 million ($1.09 per diluted share) for the six months ended June 30, 2016.

Taking into account certain non-GAAP adjustments, DST Earnings were $47.3 million ($0.76 per diluted share) for the second quarter 2017 compared to $47.6 million ($0.71 per diluted share) for the second quarter 2016, and $93.8 million ($1.49 per diluted share) for the six months ended June 30, 2017 compared to $86.3 million ($1.27 per diluted share) for the six months ended June 30, 2016.

“Our second quarter results demonstrate execution on our organic growth initiatives and reflect the value potential of our acquisitions of Boston Financial Data Services, Inc. (“BFDS”) and International Financial Data Services Limited (“IFDS U.K.”) in their first full quarter of contribution as wholly-owned businesses. I am encouraged by the hard work and dedication that our teams are putting forth to effectively integrate these businesses and achieve meaningful synergies,” said Steve Hooley, Chairman, CEO and President of DST. “We are navigating challenging and competitive markets and uncertain regulatory environments that are pressuring our outlook. We continue to balance our cost structure to ensure we are operating efficiently, however, we also recognize the need to support the growth outlook of our businesses with appropriate resources and investments. We are confident that, with our superior solutions and services and industry-leading position, we can continue to successfully win significant business, support our customers as a leader in our industry and create value for our shareholders.”

Consolidated Financial Highlights

Operating Results

Second quarter 2017 diluted earnings per share from continuing operations, after non-GAAP adjustments, was $0.76, an increase of $0.05 or 7.0% from second quarter 2016. Significant items impacting the quarterly results include the following:

•
Consolidated operating revenues increased $162.3 million or 43.4% to $536.2 million as compared to second quarter 2016, primarily as a result of the 2017 acquisition of the remaining interests in BFDS and IFDS U.K. which contributed $170.6 million of incremental operating revenues during second quarter 2017.

•
Consolidated operating income increased $7.6 million or 11.0% to $76.5 million as compared to second quarter 2016. The increase in operating income was primarily due to the acquisition of the remaining interests in BFDS in 2017.

•
Equity in earnings of unconsolidated affiliates decreased $6.3 million to $3.9 million as compared to second quarter 2016, primarily due to the 2017 acquisitions of the remaining interests in previously unconsolidated joint ventures, BFDS and IFDS U.K.

•
Weighted average diluted shares outstanding for second quarter 2017 were 62.5 million, a decrease of 4.7 million shares or 7.0% from second quarter 2016, primarily as a result of share repurchases during 2016 and 2017.

Share Repurchase Activity and Stock Split

During the second quarter 2017, the Company spent $75.0 million to repurchase approximately 1.2 million shares of DST common stock exhausting our previous $300 million share repurchase program. In May 2017, the Board of Directors of DST approved a new $300 million share repurchase program. During July 2017, an additional $75.0 million was spent to repurchase approximately 1.2 million shares of DST common stock, resulting in $225.0 million remaining under the new share repurchase plan.

In addition, the Board declared a quarterly cash dividend on the Company’s outstanding common stock of $0.18 per share that was paid on June 9, 2017, an approximate 3 percent increase over the previous quarterly rate.

The Board also approved a two-for-one split of DST’s common stock. The stock split was in the form of a stock dividend that was paid on June 8, 2017 to shareholders of record at the close of business on May 26, 2017. All share and per share information provided herein has been adjusted to reflect the share split.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Reconciliation of Reported Results to Non-GAAP Results.”

Segment Results

Domestic Financial Services Segment

Operating revenues for the Domestic Financial Services segment for second quarter 2017 increased $58.2 million or 22.9% to $312.0 million as compared to second quarter 2016. The operating revenue increase was primarily driven by operating revenues from BFDS, which contributed approximately $63.6 million of incremental revenues during the second quarter 2017. In addition, operating revenues increased from higher fund flows at ALPS as well as organic growth in ancillary products. These increases were partly offset by decreased revenues resulting from the exit of certain product offerings and lower subaccounting and mutual fund registered shareowner account processing revenue. Software license revenues of $4.3 million in second quarter 2017 were also $0.2 million lower as compared to second quarter 2016.

Domestic Financial Services segment operating income increased $11.4 million or 25.3% during second quarter 2017 to $56.5 million as compared to second quarter 2016. The increase in operating income was primarily due to higher revenues from BFDS and cost containment initiatives which have resulted in lower headcount. The increase was partially offset by an increase in spending to support our information technology transformation initiative. Operating margin for second quarter 2017 was 18.1% as compared to 17.8% in 2016.

International Financial Services Segment

Operating revenues for the International Financial Services segment for second quarter 2017 increased $106.7 million to $137.9 million as compared to second quarter 2016. The operating revenue increase was primarily driven by the acquisition of the remaining interests in IFDS U.K., which contributed $107.0 million of incremental operating revenues during the second quarter 2017, partially offset by lower revenues as a result of the sale of DST Billing Solutions in the fourth quarter of 2016. Software license revenues of $2.7 million in second quarter 2017 were $0.2 million higher as compared to second quarter 2016.

International Financial Services segment operating income decreased $3.0 million or 69.8% during second quarter 2017 to $1.3 million as compared to second quarter 2016. The decrease in operating income was primarily due to increased operating costs associated with development and implementation efforts for our wealth management platform clients in Australia and the U.K. Operating margin for second quarter 2017 was 0.9% as compared to 13.8% in 2016.

As previously disclosed, a wealth management platform client, for whom IFDS U.K. and Bluedoor were completing multi-year development and implementation efforts, notified us on May 2, 2017 of its intent to terminate for convenience certain of its agreements with us. On June 30, 2017, a formal termination agreement was agreed to by both parties. As a result of the termination, during the second quarter 2017, DST accelerated the recognition of previously deferred revenues and recognized contractual termination payments received totaling $93.2 million as incremental operating revenues. DST also incurred bad debt expense of $34.5 million for previously invoiced services performed prior to the termination and $5.2 million of other termination-related charges. These financial impacts, along with the associated tax effect, are included in the adjustments to determine non-GAAP results within our “Reconciliation of Reported Results to Non-GAAP Results - Continuing Operations.” We have assessed the recoverability of goodwill and other identified acquired assets recorded in connection with the acquisition of the remaining interests in IFDS U.K. and determined the assets were not impaired.

Healthcare Services Segment

Healthcare Services segment operating revenues decreased $2.7 million or 2.6% during second quarter 2017 to $101.3 million as compared to second quarter 2016. The decrease was primarily attributable to the previously announced client migrations, reductions in membership related to exchanges and lower consulting and development revenues due to a decline in healthcare technology spending resulting from the ongoing uncertainty around government policy changes. These reductions were substantially offset by organic growth and the expansion of the high-value services we are offering to existing clients in both the medical and pharmacy businesses, as well as $2.6 million of software license revenues, a $0.6 million increase from second quarter 2017 as compared to second quarter 2016.

Healthcare Services segment operating income decreased $0.8 million or 4.1% during second quarter 2017 to $18.7 million, primarily due to higher staffing costs supporting the new and existing client growth and lower consulting and development revenue partially offset by revenue growth from high-value services and lower depreciation. Operating margin for second quarter 2017 was 18.5% as compared to 18.8% in the second quarter 2016.

Other Financial Results

Equity in earnings of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings of unconsolidated affiliates (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
IFDS L.P.	$1.4	$1.3	$3.2	$3.0
IFDS U.K.	—	5.0	1.0	4.8
BFDS	—	1.7	3.2	4.3
Other	2.5	2.2	5.1	4.8
	$3.9	$10.2	$12.5	$16.9

DST’s equity in earnings of unconsolidated affiliates decreased as it discontinued recording equity in earnings of IFDS U.K. and BFDS on March 27, 2017 and March 30, 2017, respectively, as a result of the previously discussed acquisitions.

Use of Non-GAAP Financial Information

In addition to reporting financial information on a GAAP basis, DST has disclosed non-GAAP financial information which has been reconciled to the corresponding GAAP measures in the following financial schedules titled “Reconciliation of Reported Results to Non-GAAP Results.”  In making these adjustments to determine the non-GAAP results, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature.  Generally, these items include net gains on dispositions of businesses, net gains (losses) associated with securities and other investments, acquired intangible asset amortization, restructuring and impairment costs and other similar items. Our non-GAAP DST Earnings and non-GAAP diluted earnings per share are also adjusted for the income tax impact of the above items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.  Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis.  The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods.  DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures.  Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s financial information calculated in accordance with GAAP.  Therefore, management typically uses non-GAAP measures in conjunction with GAAP results.  These factors should be considered when evaluating DST’s results.

* * * * *

Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Operating revenues	$629.4	$373.9	$1,009.2	$735.2
Out-of-pocket reimbursements	26.8	16.6	52.5	36.0
Total revenues	656.2	390.5	1,061.7	771.2

Costs and expenses	525.2	320.4	851.6	627.3
Depreciation and amortization	34.8	24.2	58.0	46.3
Operating income	96.2	45.9	152.1	97.6

Interest expense	(6.9)	(6.5)	(12.8)	(12.6)
Other income, net	15.5	7.0	208.5	13.3
Equity in earnings of unconsolidated affiliates	3.9	10.2	23.1	16.9
Income from continuing operations before income taxes and non-controlling interest	108.7	56.6	370.9	115.2

Income taxes	35.2	22.1	53.3	42.2
Income from continuing operations before non-controlling interest	73.5	34.5	317.6	73.0

Income from discontinued operations, net of tax	1.9	18.7	4.8	37.2
Net income	75.4	53.2	322.4	110.2

Net (income) loss attributable to non-controlling interest	—	(0.2)	(0.6)	0.9
Net income attributable to DST Systems, Inc.	$75.4	$53.0	$321.8	$111.1

Weighted average common shares outstanding	61.9	66.6	62.5	67.1
Weighted average diluted shares outstanding	62.5	67.2	63.2	67.9

Basic earnings per share:
Continuing operations attributable to DST Systems, Inc.	$1.19	$0.52	$5.07	$1.11
Discontinued operations	0.03	0.28	0.08	0.55
Basic earnings per share	$1.22	$0.80	$5.15	$1.66

Diluted earnings per share:
Continuing operations attributable to DST Systems, Inc.	$1.18	$0.51	$5.01	$1.09
Discontinued operations	0.03	0.28	0.08	0.55
Diluted earnings per share	$1.21	$0.79	$5.09	$1.64

Cash dividends per share of common stock	$0.18	$0.17	$0.36	$0.33

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION
(In millions) (Unaudited)

	Three Months Ended June 30, 2017
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$297.1	$231.0	$101.3	$—	$629.4
Intersegment operating revenues	14.9	0.1	—	(15.0)	—
Out-of-pocket reimbursements	24.9	0.1	1.8	—	26.8
Total revenues	336.9	231.2	103.1	(15.0)	656.2
Costs and expenses	286.9	170.5	82.8	(15.0)	525.2
Depreciation and amortization	21.8	10.6	2.4	—	34.8
Operating income	$28.2	$50.1	$17.9	$—	$96.2

Capital expenditures	$19.6	$1.5	$2.2	$—	$23.3

	Three Months Ended June 30, 2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$238.8	$31.1	$104.0	$—	$373.9
Intersegment operating revenues	15.0	0.1	—	(15.1)	—
Out-of-pocket reimbursements	14.6	0.3	2.0	(0.3)	16.6
Total revenues	268.4	31.5	106.0	(15.4)	390.5
Costs and expenses	224.7	26.3	84.8	(15.4)	320.4
Depreciation and amortization	19.4	0.9	3.9	—	24.2
Operating income	$24.3	$4.3	$17.3	$—	$45.9

Capital expenditures	$12.4	$1.0	$2.0	$—	$15.4

	Six Months Ended June 30, 2017
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$536.5	$263.7	$209.0	$—	$1,009.2
Intersegment operating revenues	29.5	0.2	—	(29.7)	—
Out-of-pocket reimbursements	48.8	0.3	3.6	(0.2)	52.5
Total revenues	614.8	264.2	212.6	(29.9)	1,061.7
Costs and expenses	507.7	203.1	170.7	(29.9)	851.6
Depreciation and amortization	40.7	11.6	5.7	—	58.0
Operating income	$66.4	$49.5	$36.2	$—	$152.1

Capital expenditures	$33.8	$1.7	$3.6	$—	$39.1

	Six Months Ended June 30, 2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$471.7	$55.3	$208.2	$—	$735.2
Intersegment operating revenues	28.5	0.2	—	(28.7)	—
Out-of-pocket reimbursements	31.3	0.6	4.5	(0.4)	36.0
Total revenues	531.5	56.1	212.7	(29.1)	771.2
Costs and expenses	435.0	49.3	172.1	(29.1)	627.3
Depreciation and amortization	36.9	1.2	8.2	—	46.3
Operating income	$59.6	$5.6	$32.4	$—	$97.6

Capital expenditures	$21.7	$1.8	$2.3	$—	$25.8

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$139.1	$195.5
Funds held on behalf of clients	500.6	500.5
Client funding receivable	49.3	64.1
Accounts receivable	362.3	215.5
Other assets	95.2	70.0
Current assets held for sale	—	72.6
	1,146.5	1,118.2

Investments	211.8	377.4
Unconsolidated affiliates	76.2	331.2
Properties, net	344.9	235.7
Intangible assets, net	295.4	142.6
Goodwill	789.8	516.4
Other assets	100.3	50.3
Total assets	$2,964.9	$2,771.8

Liabilities
Current liabilities
Current portion of debt	$191.7	$208.5
Client funds obligations	549.9	564.6
Accounts payable	88.4	62.9
Accrued compensation and benefits	104.9	101.7
Deferred revenues and gains	33.1	23.5
Income taxes payable	11.8	22.0
Other liabilities	101.5	78.1
Current liabilities held for sale	—	30.1
	1,081.3	1,091.4

Long-term debt	453.7	299.7
Income taxes payable	71.8	69.8
Deferred income taxes	83.0	151.5
Other liabilities	48.6	22.9
Total liabilities	1,738.4	1,635.3

Redeemable Non-controlling Interest	—	21.3

Stockholders’ equity	1,226.5	1,115.2
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$2,964.9	$2,771.8

Common shares outstanding	61.7	64.0

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS - CONTINUING OPERATIONS
Three Months Ended June 30,
(Unaudited - in millions, except per share amounts)

	2017
	Operating	Operating	DST	Diluted
	Revenue	Income	Earnings (a)	EPS
Reported GAAP results	$629.4	$96.2	$73.5	$1.18
Adjusted to remove:
Amortization of intangible assets (1)	—	10.0	10.0	0.16
Restructuring charges (2)	—	8.0	8.0	0.13
Advisory expenses (3)	—	4.2	4.2	0.07
Charitable contribution of securities (4)	—	11.6	1.2	0.02
Contract termination (5)	(93.2)	(53.5)	(53.5)	(0.86)
Net gain on securities and other investments (6)	—	—	(3.5)	(0.06)
Income tax effect of adjustments (7)	—	—	7.4	0.12
Adjusted Non-GAAP results	$536.2	$76.5	$47.3	$0.76

	2016
	Operating	Operating	DST	Diluted
	Revenue	Income	Earnings (a)	EPS
Reported GAAP results	$373.9	$45.9	$34.3	$0.51
Adjusted to remove:
Amortization of intangible assets (1)	—	5.9	5.9	0.09
Restructuring charges (2)	—	11.1	11.1	0.17
Software impairment (8)	—	6.0	6.0	0.09
Net gain on securities and other investments (6)	—	—	(6.0)	(0.09)
Income tax items (9)	—	—	2.7	0.04
Income tax effect of adjustments (7)	—	—	(6.4)	(0.10)
Adjusted Non-GAAP results	$373.9	$68.9	$47.6	$0.71

(a) DST Earnings has been defined as “Income from continuing operations attributable to DST Systems, Inc.”

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS - CONTINUING OPERATIONS
Three Months Ended June 30,
(Unaudited - in millions, except per share amounts)

	2017
	Domestic Financial Services	International Financial Services	Healthcare Services	Consolidated Total
Reported GAAP Operating Income	$28.2	$50.1	$17.9	$96.2
Adjusted to remove:
Amortization of intangible assets (1)	5.5	3.7	0.8	10.0
Restructuring charges (2)	8.0	—	—	8.0
Advisory expenses (3)	3.2	1.0	—	4.2
Charitable contribution of securities (4)	11.6	—	—	11.6
Contract termination (5)	—	(53.5)	—	(53.5)
Adjusted Non-GAAP Operating Income	$56.5	$1.3	$18.7	$76.5

	2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Consolidated Total
Reported GAAP Operating Income	$24.3	$4.3	$17.3	$45.9
Adjusted to remove:
Amortization of intangible assets (1)	4.4	—	1.5	5.9
Restructuring charges (2)	10.4	—	0.7	11.1
Software impairment (8)	6.0	—	—	6.0
Adjusted Non-GAAP Operating Income	$45.1	$4.3	$19.5	$68.9

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS - CONTINUING OPERATIONS
Six Months Ended June 30,
(Unaudited - in millions, except per share amounts)

	2017
	Operating	Operating	DST	Diluted
	Revenue	Income	Earnings (a)	EPS
Reported GAAP results	$1,009.2	$152.1	$317.0	$5.01
Adjusted to remove:
Amortization of intangible assets (1)	—	15.8	15.8	0.25
Restructuring charges (2)	—	9.4	9.4	0.15
Advisory expenses (3)	—	7.7	7.7	0.12
Charitable contribution of securities (4)	—	11.6	1.2	0.02
Contract termination (5)	(93.2)	(53.5)	(53.5)	(0.84)
Net gain on securities and other investments (6)	—	—	(150.9)	(2.39)
Gain on previously held equity interests (10)	—	—	(43.8)	(0.69)
Net gains from unconsolidated affiliates (11)	—	—	(10.6)	(0.17)
Income tax items (9)	—	—	(1.9)	(0.03)
Income tax effect of adjustments (7)	—	—	3.4	0.06
Adjusted Non-GAAP results	$916.0	$143.1	$93.8	$1.49

	2016
	Operating	Operating	DST	Diluted
	Revenue	Income	Earnings (a)	EPS
Reported GAAP results	$735.2	$97.6	$73.9	$1.09
Adjusted to remove:
Amortization of intangible assets (1)	—	11.3	11.3	0.17
Restructuring charges (2)	—	13.4	13.4	0.20
Software impairment (8)	—	6.0	6.0	0.09
Net gain on securities and other investments (6)	—	—	(12.4)	(0.18)
Income tax items (9)	—	—	1.3	0.02
Income tax effect of adjustments (7)			(7.2)	(0.12)
Adjusted Non-GAAP results	$735.2	$128.3	$86.3	$1.27

(a) DST Earnings has been defined as “Income from continuing operations attributable to DST Systems, Inc.”

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

Descriptions of Non-GAAP Adjustments

(1) The amortization of intangible assets is included in the Condensed Consolidated Statement of Income within the Depreciation and amortization line item. The adjustment comprises all non-cash amortization of acquired intangible assets and acquired software.

(2)
Restructuring charges are comprised of severance and other costs incurred as a result of organizational changes. These charges are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(3) Advisory and other transaction costs incurred in connection with the integration of business acquisitions and other significant transactions are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(4) The expense for a charitable contribution of marketable securities of $11.6 million was offset by a book gain of $10.4 million on the disposition of the securities, which was recorded in the Condensed Consolidated Statement of Income within Other income, net line item.

(5) As a result of a termination agreement reached with a wealth management platform client during second quarter 2017, previously deferred revenues and contractual termination payments received were recognized in the Condensed Consolidated Statement of Income within Operating revenues by the International Financial Services segment. Additionally, bad debt expense, severance and other costs and expenses of $38.9 million and a fixed asset impairment of $0.8 million were recorded in the Condensed Consolidated Statement of Income within the Costs and expenses and Depreciation and amortization line items, respectively.

(6)
Net gain on securities and other investments is comprised of net realized gains from exchange or sales of available-for-sale securities, other than temporary impairments on available-for-sale securities and net gains on private equity funds, seed capital investments and other investments. These net gains were recorded in the Condensed Consolidated Statement of Income within the Other income, net line item.

(7) This amount represents the aggregated tax effect of the non-GAAP adjustments that are subject to income tax. The tax effects are determined based on the tax treatment of the related adjustments, the statutory tax rate and local tax regulations in the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income (loss), and are included in the Condensed Consolidated Statement of Income within the Income taxes line item.

(8) The software impairment is included in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(9)
Income tax items relate to benefits realized from the release of particular uncertain tax positions settled, effectively settled or otherwise remeasured during the period or transaction related taxes. These items are included in the Condensed Consolidated Statement of Income within the Income taxes line item.

(10) The gain represents the step-up of the carrying value of our previously held equity interests in BFDS and IFDS U.K. to fair value at the acquisition date of each entity and is included in the Condensed Consolidated Statement of Income within the Other income, net line item.

(11)
The net gains from unconsolidated affiliates represents the step-up of certain investments and real estate assets that were distributed out of our joint ventures BFDS and IFDS L.P. prior to the acquisitions of the remaining interests in BFDS and IFDS U.K. and are included in the Condensed Consolidated Statement of Income within the Equity in earnings of unconsolidated affiliates line item.

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)
DOMESTIC FINANCIAL SERVICES

	June 30, 2017	December 31, 2016	June 30, 2016
Domestic mutual fund shareowner accounts processed:
Registered accounts - non tax-advantaged	24.1	25.3	26.5
IRA mutual fund accounts	20.0	21.1	21.6
Other retirement accounts	7.9	8.0	8.1
Section 529 and Educational IRAs	7.7	7.5	8.0
Registered accounts - tax-advantaged	35.6	36.6	37.7
Total registered accounts	59.7	61.9	64.2
Subaccounts	44.0	42.1	30.4
Total U.S. mutual fund shareowner accounts	103.7	104.0	94.6

Defined contribution participant accounts	6.6	6.8	6.4

Automatic Work Distributor workstations (in thousands):
Domestic	166.6	171.9	171.4

ALPS (in billions of U.S. dollars):
Assets Under Management	$18.6	$17.2	$15.5
Assets Under Administration	$197.5	$179.1	$170.5

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Changes in registered accounts:
Beginning balance	60.9	64.9	61.9	65.4
New client conversions	0.3	—	0.3	—
Subaccounting conversions to DST platforms	(0.1)	—	(0.1)	(0.1)
Subaccounting conversions to non-DST platforms	(0.4)	(0.4)	(0.6)	(0.4)
Conversions to non-DST platforms	—	—	—	(0.2)
Organic growth (decline)	(1.0)	(0.3)	(1.8)	(0.5)
Ending balance	59.7	64.2	59.7	64.2

Changes in subaccounts:
Beginning balance	42.6	30.4	42.1	31.3
New client conversions	—	0.2	—	0.2
Conversions from non-DST registered platforms	0.7	—	1.0	—
Conversions from DST’s registered accounts	0.1	—	0.1	0.1
Conversions to non-DST platforms	—	—	(0.4)	—
Organic growth (decline)	0.6	(0.2)	1.2	(1.2)
Ending balance	44.0	30.4	44.0	30.4

Defined contribution participant accounts:
Beginning balance	7.4	7.3	6.8	7.0
New client conversions	—	—	0.3	—
Organic growth (decline)	(0.8)	(0.9)	(0.5)	(0.6)
Ending balance	6.6	6.4	6.6	6.4

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

INTERNATIONAL FINANCIAL SERVICES

	June 30, 2017	December 31, 2016	June 30, 2016
International mutual fund shareowner accounts processed:
IFDS U.K.	8.7	8.9	9.0
IFDS L.P. (Canada)	14.0	13.7	13.4

Automatic Work Distributor workstations (in thousands):
International	39.1	40.8	40.5

HEALTHCARE SERVICES

	June 30, 2017	December 31, 2016	June 30, 2016

DST Health Solutions covered lives	21.9	22.8	23.2

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Argus pharmacy paid claims	122.6	126.7	246.6	253.6

About DST Systems
DST Systems, Inc. (NYSE:  DST) is a leading provider of specialized technology, strategic advisory, and business operations outsourcing to the financial and healthcare industries. We enable clients to transform complexity into strategic advantage by helping them continually stay ahead of and capitalize on ever-changing customer, business and regulatory requirements in the world’s most demanding industries. For more information, visit the DST website at www.dstsystems.com.

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503